                                                                      EXHIBIT 99


FOR IMMEDIATE RELEASE                      Contact: Claire M. Gulmi
---------------------                               Executive Vice President and
                                                    Chief Financial Officer
                                                    (615) 665-1283

         AMSURG REPORTS FIRST-QUARTER NET EARNINGS PER DILUTED SHARE OF
                  $0.29, OR $0.34 EXCLUDING EFFECT OF FAS 123R

                             ----------------------

                    PRODUCES SAME-CENTER REVENUE GROWTH OF 8%

NASHVILLE, Tenn. (April 25, 2006) - Ken P. McDonald, President and Chief Executive Officer of AmSurg Corp. (NASDAQ: AMSG), today announced financial results for the first quarter ended March 31, 2006. For the first quarter, revenues increased 25% to a new quarterly record of $113,634,000 from $91,263,000 for the first quarter of 2005. Net earnings from continuing operations were $8,725,000, or $0.29 per diluted share, for the first quarter of 2006, including expense of $0.05 per diluted share for FAS 123R, which was adopted in January 2006. The impact of FAS 123R was greater than originally anticipated for the quarter, but is expected to remain within the established guidance of $0.14 per diluted share for full-year 2006. Net earnings from continuing operations for the first quarter of 2005 were $8,751,000, or $0.29 per diluted share. Earnings per diluted share, excluding the impact of FAS 123R, would have increased 17% to $0.34 for the latest quarter from $0.29 for the first quarter last year.

                                                           THREE MONTHS ENDED
                                                                MARCH 31,
                                                      ----------------------------
                                                         2006             2005
                                                      ----------       -----------
Earnings per diluted share, excluding
   impact of FAS 123R(1)                              $     0.34       $     0.29(2)
Share-based payment expense                                (0.05)           (0.03)(3)
                                                      ----------       ----------

Earnings per diluted share                            $     0.29(2)    $      0.26
                                                      ==========       ===========

(1) Earnings per diluted share excluding impact of FAS 123R is not a measurement determined in accordance with accounting principles generally accepted in the United States. AmSurg believes its calculation of earnings per diluted share excluding impact of FAS 123R in this press release is a useful measure of the Company's ongoing performance because it provides comparability to periods prior to the adoption of FAS 123R and disclosures of its operations on the same basis as that used by management. Earnings per diluted share excluding impact of FAS 123R should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the item excluded from it is a significant component in understanding and assessing financial performance.

(2)  Earnings per diluted share, GAAP basis.

(3) Pro forma share-based payment expense, as if the Company adopted FAS 123R on January 1, 2005.


         Mr. McDonald remarked, "We are pleased with AmSurg's performance for the first quarter, especially with the procedure-driven 8% increase in same-center revenues. We anticipated a strong first-quarter performance because of significant same-center revenue growth


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

AMSG Reports First-Quarter Results
Page 2
April 25, 2006


expected in three large de novo centers that had minimal volume for the first quarter of 2005 and the observation of the Easter holiday during the second quarter of 2006 compared with the first quarter of 2005. We are encouraged by our same-center revenue performance for the first quarter, but because our annual expectations included a strong first quarter, we are maintaining our established same-center guidance for 2006 of 3% to 4%.

         "Our 25% growth in revenues for the first quarter also reflected the expansion of our base of centers in operation to 153 at the end of the quarter from 132 at the same time in 2005. We opened one de novo center during the first quarter and completed the acquisition of three additional centers. At the end of the first quarter, we had four de novo centers under development, one of which is scheduled to open during 2006, three centers awaiting CON approval and two centers under letter of intent. Based on our first-quarter opening activity and our significant pipeline of potential center acquisitions, we remain confident of achieving our targeted range of 12 to 15 center openings for 2006."

         "Based on AmSurg's first-quarter performance and its outlook on the operating environment for the remainder of 2006, the Company today affirms its established guidance for full-year 2006 as follows:

          o    Revenues in a range of $445 million to $465 million.

          o    Same-center revenue growth of 3% to 4%.

          o The addition of 12 to 15 new centers for the year, including one more de novo center and seven to ten additional center acquisitions.

          o    Net earnings per diluted share as follows:

                                                                     TWELVE MONTHS                THREE MONTHS
                                                            -----------------------------       ---------------
                                                                ENDING           Ended               ENDING
                                                             DEC. 31, 2006      Dec. 31,         JUN. 30, 2006
                                                              (GUIDANCE)          2005             (GUIDANCE)
                                                            --------------     ----------       ---------------
              Earnings per diluted share, excluding
                impact of FAS 123R                          $ 1.36 -- 1.39     $     1.21(1)    $  0.34 -- 0.35
              Share-based payment expense                            (0.14)         (0.11)(2)             (0.03)
                                                            --------------     ----------       ---------------

              Earnings per diluted share                    $ 1.22 -- 1.25(1)  $     1.10       $  0.31 -- 0.32(1)
                                                            ==============     ==========       ===============

              (1)      Earnings per diluted share, GAAP basis.

              (2) Pro forma share-based payment expense, as if the Company had adopted FAS 123R in 2005.

         The information contained in the preceding paragraphs is forward-looking information, and the attainment of these targets is dependent not only on AmSurg's achievement of its assumptions discussed above, but also on the risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by this forward-looking information.

         Mr. McDonald concluded, "Our first-quarter operating and financial performance provided AmSurg a solid start to achieving our objectives for 2006. We are continuing to focus on strengthening our same-center revenue growth. Our determination to succeed is supported by


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

AMSG Reports First-Quarter Results
Page 3
April 25, 2006


our market leading position, highly experienced operating teams, substantial operating cash flow, solid financial position and compelling long-term industry dynamics."

         AmSurg Corp. will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking "Investor Relations" or by going to www.earnings.com at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on July 24, 2006.

         This press release contains forward-looking statements. These statements, which have been included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth in AmSurg's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and other filings with the Securities and Exchange Commission, including the following risks: the risk that payments from third-party payors may decrease or not increase as the Company's costs increase; changes in the rate setting methodology, payment rates, payment policies and the list of covered surgical procedures for ambulatory surgery centers by the Centers for Medicare and Medicaid Services; the Company's ability to maintain favorable relations with its physician partners; the Company's ability to identify suitable acquisition and development candidates and negotiate and close transactions in a timely manner and on favorable terms; the Company's ability to grow revenues at its existing centers; risks associated with weather and other factors that may affect the Company's surgery centers located in Florida; the Company's ability to manage the growth in its business; the Company's ability to obtain the necessary financing or capital on terms satisfactory to it to execute its expansion strategy; the Company's ability to compete for physician partners, managed care contracts, patients and strategic relationships; the Company's ability to obtain and retain appropriate licensing approvals for its existing centers and centers currently under development and to comply with applicable laws; the risk of changes in legislation, regulations or regulatory interpretations that may negatively affect the Company; the risk of legislative or regulatory changes that would prohibit physician ownership in ambulatory surgery centers; risks associated with the Company's status as a general partner of limited partnerships; the Company's ability to obtain the necessary financing to fund the purchase of its physician partners' minority interests in the event of a regulatory change that would require such a purchase; and risks associated with the valuation and tax deductibility of goodwill. Consequently, actual results, performance or developments may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.

         AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At March 31, 2006, AmSurg owned a majority interest in 153 centers and had four centers under development and three centers awaiting CON approval.


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
AMSG Reports First-Quarter Results
Page 4
April 25, 2006


                                  AMSURG CORP.
          UNAUDITED SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                FOR THE THREE MONTHS
                                                                                                    ENDED MARCH 31,
                                                                                               -------------------------
STATEMENT OF EARNINGS DATA:                                                                      2006             2005
---------------------------                                                                    ---------       ---------
Revenues                                                                                        $113,634       $  91,263

Operating expenses:
      Salaries and benefits                                                                       34,865          25,663
      Supply cost                                                                                 12,995           9,918
      Other operating expenses                                                                    21,818          18,181
      Depreciation and amortization                                                                4,175           3,571
                                                                                                --------       ---------

             Total operating expenses                                                             73,853          57,333
                                                                                                --------       ---------

             Operating income                                                                     39,781          33,930

Minority interest                                                                                 23,729          18,709
Interest expense, net                                                                              1,702             828
                                                                                                --------       ---------

             Earnings from continuing operations before income taxes                              14,350          14,393
Income tax expense                                                                                 5,625           5,642
                                                                                                --------       ---------

             Net earnings from continuing operations                                               8,725           8,751

Discontinued operations:
      Loss from operations of discontinued interests in surgery centers, net of income tax          --               (99)
                                                                                                --------       ---------

             Net earnings                                                                       $  8,725       $   8,652
                                                                                                ========       =========

Basic earnings per common share:
             Net earnings from continuing operations                                            $   0.29       $    0.30
             Net earnings                                                                       $   0.29       $    0.29
Diluted earnings per common share:
             Net earnings from continuing operations                                            $   0.29       $    0.29
             Net earnings                                                                       $   0.29       $    0.29

Weighted average number of shares and share equivalents (000's):
      Basic                                                                                       29,693          29,451
      Diluted                                                                                     30,219          30,024

OPERATING DATA:
---------------
Continuing centers in operation at end of period                                                     153             132
Centers under development/not opened at end of period                                                  4               7
Development centers awaiting CON approval at end of period                                             3            --
Centers under letter of intent                                                                         2               2
Average number of centers in operation                                                               150             128
Average revenue per center                                                                      $    757       $     712
Same center revenues increase                                                                          8%              3%
Procedures performed during the period                                                           212,510         170,427
Cash flows provided by operating activities                                                     $ 21,341       $  18,327
Cash flows used by investing activities                                                         $(25,484)      $ (21,822)
Cash flows provided by financing activities                                                     $  4,366       $   5,161
Reconciliation of net earnings to EBITDA and adjusted EBITDA (1):
      Net earnings from continuing operations                                                   $  8,725       $   8,751
      Add: income tax expense                                                                      5,625           5,642
      Add: interest expense, net                                                                   1,702             828
      Add: depreciation and amortization                                                           4,175           3,571
                                                                                                --------       ---------

             EBITDA                                                                               20,227          18,792
      Add: share-based compensation                                                                2,574            --
                                                                                                --------       ---------

             Adjusted EBITDA                                                                    $ 22,801       $  18,792
                                                                                                ========       =========




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
AMSG Reports First-Quarter Results
Page 5
April 25, 2006

                                  AMSURG CORP.
          UNAUDITED SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
                                 (IN THOUSANDS)

                                                          MARCH 31,    DEC. 31,
BALANCE SHEET DATA:                                         2006         2005
-------------------                                       --------     --------
Cash and cash equivalents                                 $ 20,719     $ 20,496
Accounts receivable, net                                    50,103       46,387
Working capital                                             66,371       61,072
Total assets                                               557,034      527,816
Long-term debt and other long-term liabilities             138,878      125,712
Minority interest                                           51,987       47,271
Shareholders' equity                                       306,129      294,618

(1) EBITDA is defined as earnings before interest, income taxes and depreciation and amortization. Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization and share-based compensation expense. EBITDA and adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing financial performance. EBITDA and adjusted EBITDA are analytical indicators used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. EBITDA and adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and adjusted EBITDA are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA and adjusted EBITDA as defined.
























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